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      ===================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            DELSOFT CONSULTING, INC.
             (Exact name of registrant as specified in its charter)

         Georgia                                        22-274288
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)

                                 106 Bombay Lane
                             Roswell, Georgia 30076
                    (Address of Principal Executive Offices)

                        Consulting Agreement of Tech Fund
                            (Full title of the plan)

                       Delsoft Employee Stock Option Plan
                            (Full title of the plan)

                               Employee Agreements
                            (Full title of the plan)

                              Briskin & Rinde, L.C.
                          400 Perimeter Center Terrace
                                    Suite 900
                                Atlanta, GA 30076
                     (Name and address of agent for service)
                                 (770) 410-1555
          (Telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212) 972-1677


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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with Dividend or Interest Reinvestment Plans, check the following line: X


                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
Title of Each             Amount to be             Proposed                 Proposed                  Registration Fee
Class of                  Registered               Maximum                  Maximum
Securities to be                                   Offering Price           Aggregate
 Registered                                        Per Share                Offering Price
------------------------------------------------------------------------------------------------------------------------------
Common Stock,             1,100,000(1)             $.16                     $   176,000
par value $0.01
per share
------------------------------------------------------------------------------------------------------------------------------
Common Stock,             2,000,000(2)             $2.00                    $ 4,000,000
par value $0.01
per share
------------------------------------------------------------------------------------------------------------------------------
Common Stock              4,650,000(3)             $2.00                    $ 9,300,000
par value $0.01
per share


------------------------------------------------------------------------------------------------------------------------------

TOTAL                     7,750,500                                         $13,476,000               $3,557.66
------------------------------------------------------------------------------------------------------------------------------

(1) Represents 1,100,000 shares to be issued to Tech Fund upon exercise of an option granted at $0.16/share as compensation for services rendered pursuant to consulting agreement.

(2) Represents 2,000,000 shares issuable upon exercise of options granted at $2.00/share to certain employees of the Registrant.

(3) Represents 4,650,000 shares issuable upon exercise of options granted to certain officers and directors of the Registrant. 250,000 of the shares are issuable upon exercise of options granted at $2.00/share. 4,400,000 of the shares are issuable upon exercise of options granted at $0.24/share.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Delsoft Consulting, Inc. (the "Registrant"), a Georgia Corporation on


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January 5, 2000, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended:

         This Registration Statement covers 7,750,500 shares of the Company's common stock, par value $.01 per share ("Common Stock").

Item 1.  Plan Information

         (a)      General Plan Information

                  The Registrant and Tech Fund entered into a consulting agreement (the "Tech Fund Plan") the nature and purpose of which were to compensate Tech Fund for corporate consulting services in the area of business development in the European information technology marketplace and identification of potential acquisition targets for the Registrant. The Tech Fund Plan provides for issuance of an option to Tech Fund's principal, Keith Hall, to purchase 1,100,000 shares at the exercise price of $0.16 per share. The option expires five years after the date of grant.

                  The Registrant has adopted an Employee Stock Option Plan (the "Employee Plan") providing for the issuance of up to an aggregate of 2,000,000 shares of the Company's common stock, par value $0.01 per share, at the exercise price of 100% of the fair market value of the Company's common stock at the time the option(s) is granted. The options expire ten years after the date of grant.

                  The Registrant and certain directors and officers have entered into employment agreements (collectively the "D & O Plan") pursuant to which said directors and officers were granted options to purchase an aggregate of 4,650,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share. Options to purchase 125,000 of the Shares at the exercise price of $2.00 per share were granted on July 1, 1996 and expire on June 30, 2006. Options to purchase 125,000 of the Shares at the exercise price of $2.00 per share were granted on November 19, 1999, and expire on November 18, 2009. Options to purchase 4,200,000 of the Shares at the exercise price of $0.24 were granted on November 19, 1999, and expire on November 18, 1999. All of the options granted under the D & O Plan are subject to forfeiture unless exercised within ninety days of the date of termination of employment.

                  The Tech Fund Plan, the Employee Plan, and the D & O Plan are sometimes hereinafter collectively referred to as the "Plans", and Keith Hall, the participants in the Employee Stock Option Plan, and the participants in the D & O Plan are collectively referred to as the "Participants".

                  The Plans are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

                  The name, address and telephone number of the Registrant are as set forth on the facing page of this Registration Statement. Additional information about the Plans may be obtained from the Registrant by the Participants.



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         (b)      Securities to be Offered

                  (1) Shares of Common Stock, par value $0.01 per share

         (c)      Employees Who May Participate in the Plan

         Keith Hall, a consultant (an "employee" defined by General Instruction A.1(a) of Form S-8) to the Registrant is the only eligible participant in the Tech Fund Plan. Certain employees of the Registrant who are granted options pursuant to the Employee Plan are the only eligible participants in the Employee Plan. Certain directors and officers of the Registrant that have entered into employment agreements with the Registrant are the only eligible participants in the D & O Plan.

         (d) Purchase of Securities Pursuant to the Plans and Payment for Securities Offered.

                  (1)&(2) The Participants in the Tech Fund Plan, Employee Plan, and D & O Plan will be issued shares of common stock upon the exercise of their respective stock options.

                  (3)      Contributions by the Participants are not applicable.

                  (4) No contributions by the Registrant other than the issuance of shares is applicable.

                  (5) Reports to the Participants as to the amount and status of their account under the Plans will not be made

                  (6) The shares issuable pursuant to the Plans will be newly issued shares of the Registrant.

         (e)      There are no resale restrictions on the securities offered.

         (f) The Plans are not qualified under Section 401(a) of the Internal Revenue Code and the Participants will recognize ordinary income at the time of the issuance of their shares measured on the date of exercise by the difference between the aggregate exercise price and the fair market value of the Registrant's Common Stock which is acquired by the Participants.

          (g)     Investment of Funds

                  Not Applicable

          (h)     Withdrawal from Plans; Assignment of Contract

                  (1) Withdrawal from Plans - Not Applicable

                  (2) The Participants interest in the Plans may not be assigned.


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          (i)     Forfeiture and Penalties

                  Unexercised and non-vested options cancelled out. There are no provisions for forfeiture or penalties under the Tech Fund Plan and the Employee Plan. The options granted pursuant to the D & O Plan are forfeited if non-vested and/or not exercised within ninety days after termination of employment.

         (j)      Charges and Deductions and Liens Therefore

                  There are no charges or deductions that may be made against the Participants' interests in the Plans.

Item 2.  Registrant Information and Employee Plan Annual Information.

                  Registrant shall provide to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant shall also provide to the Participants, without charge, upon written or oral request, all of the documents required to be delivered to the Participants pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at the address set forth on the cover page hereof. Its telephone number is (770) 518-4289.





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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1999;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 1999;

                  (c) All other reports and forms filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof; and

                  (d) The description of the Registrant's common stock as contained in its Registration Statement on Form 10-SB as filed with the Securities and Exchange Commission on May 5, 1998.


                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Common Stock do not have any cumulative voting rights for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be prescribed by the Board of Directors from time to time out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata all assets of the Company available for distribution to its shareholders


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after payment or provision for payment of debts and other liabilities of the
Company. The shares of Common Stock are neither redeemable nor convertible. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Item 5. Interests of Named Experts and Counsel.

         Jeffrey A. Rinde, a partner in Bondy & Schloss LLP, owns 2,041,837 shares of Common Stock of the Registrant and Options to purchase 350,000 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

         The Georgia Business Corporation Code (the "GBCC"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. The GBCC also provides that indemnification is not exclusive, and a corporation may make any other or further indemnification under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, however no indemnification may be made, if a judgment or other final adjudication establishes such director or officers' actions or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director or officer had reasonable cause to believe his/her conduct was lawful or had no reasonable cause to believe his/her conduct was unlawful; (b) a transaction from which the director or officer derived an improper personal benefit; (c) in the case of a director, a director held liable for an unlawful distribution, as defined by the GBCC; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of shareholder.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

3.1 Articles of Incorporation (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5,
         1998).

3.2 Amendment to Articles of Incorporation (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998).

3.3 Bylaws (Incorporated by reference to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998).

5.1 * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.

10.4 Employment Agreement, dated July 1, 1996, by and between the Registrant and Adil Choksey (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5,
         1998)

10.6 Employment Agreement, dated July 1, 1996, by and between the Registrant and Jeffrey A. Rinde (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5,
         1998)

10.8 Consulting Agreement, dated June 18, 1997, by and between the Registrant and Benjamin J. Giacchino (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998)

10.9 DelSoft Consulting, Inc. Stock Option Plan (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998)

10.10 * Consulting Agreement, dated December 1, 1999, by and between the Registrant and Tech Fund

10.11 * Employment Agreement, dated September 19, 1999, by and between the Registrant and Brian Koch

10.12 * Amended Employment Agreement, dated November 19, 1999, by and between the Registrant and Adil Choksey

10.13 * Amended Employment Agreement, dated November 29, 1999, by and between the Registrant and Benjamin J. Giacchino

23.1     * Consent of JH Cohn LLP.

23.2     * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).

24       * Powers of Attorney (included on p. II-4 of this Registration
         Statement).

-------------
* Filed herewith.



Item 9. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material changes to such information in the Registration Statement; (2) That, for the purpose of determining any liability


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                  under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roswell, Georgia on the 5th day of January, 2000.

                                                DELSOFT CONSULTING, INC.

                                                By: /s/ Brian Koch
                                                   --------------------------
                                                   Brian Koch
                                                   President






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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Koch, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of Janaury, 2000.

      Signature                                           Title

/s/ Brian Koch                                   President and Director
-------------------------
Brian Koch


 /s/ Adil Choksey                                Secretary and Director
-------------------------
Adil Choksey


/s/ Benjamin Giacchino                           Director
-------------------------
Benjamin Giacchino










                                      II-4





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                                  EXHIBIT INDEX


Exhibit
  No.

3.1 Articles of Incorporation (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5,
         1998).


3.2 Amendment to Articles of Incorporation (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998).


3.3 Bylaws (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998).

5.1 * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.

10.4 Employment Agreement, dated July 1, 1996, by and between the Registrant and Adil Choksey (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5,
         1998)

10.6 Employment Agreement, dated July 1, 1996, by and between the Registrant and Jeffrey A. Rinde (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5,
         1998)

10.8 Consulting Agreement, dated June 18, 1997, by and between the Registrant and Benjamin J. Giacchino (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998)

10.9 DelSoft Consulting, Inc. Stock Option Plan (Incorporated by reference to exhibits to the Form 10-SB, filed with the Securities and Exchange Commission on May 5, 1998)

10.10 * Consulting Agreement, dated December 1, 1999, by and between the Registrant and Tech Fund

10.11 * Employment Agreement, dated September 19, 1999, by and between the Registrant and Brian Koch

10.12 * Amended Employment Agreement, dated November 19, 1999, by and between the Registrant and Adil Choksey

10.13 * Amended Employment Agreement, dated November 29, 1999, by and between the Registrant and Benjamin J. Giacchino

23.1     * Consent of JH Cohn LLP.

23.2     * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).

24       * Powers of Attorney (included on p. II-4 of this Registration
         Statement).


* Filed herewith.